Exhibit 77(q1)

Exhibits

(a)(1)   Form of Amendment No. 24 to the Trust Instrument of ING Variable Insurance Trust (abolition of series of shares of beneficial interest with respect to ING GET U.S. Core Portfolio – Series 5) – Filed as an Exhibit to Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A filed on April 25, 2012 and incorporated herein by reference.

(a)(2)   Form of Amendment No. 25 to the Trust Instrument of ING Variable Insurance Trust (abolition of series of shares of beneficial interest with respect to ING GET U.S. Core Portfolio – Series 6) – Filed as an Exhibit to Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A filed on April 25, 2012 and incorporated herein by reference.

(a)(3)   Form of Amendment No. 26 to the Trust Instrument of ING Variable Insurance Trust (abolition of series of shares of beneficial interest with respect to ING GET U.S. Core Portfolio – Series 7) – Filed as an Exhibit to Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A filed on April 25, 2012 and incorporated herein by reference.

(d)(1)   Amended Schedule A, dated November 2011, with respect to the Amended and Restated Management Agreement between ING Variable Insurance Trust and ING Investments, LLC – Filed as an Exhibit to Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A filed on April 25, 2012 and incorporated herein by reference.

(d)(2)   Amended Schedule A, effective November 2011, to the Sub-Advisory Agreement, between ING Investments, LLC and ING Investment Management Co. LLC dated February 25, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A filed on April 25, 2012 and incorporated herein by reference.